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                                EXHIBIT 10.1
                                ------------

                          EMPLOYMENT AGREEMENT

            This agreement ("Agreement") has been entered into this 1st day of June, 1997, by and between Health Financial, Inc., a Kentucky corporation ("Health Financial"), and Dr. Gregory W. Kasten, an individual ("Executive"), in connection with and as further mutual consideration for the sale of Health Financial by Executive to Unified Holdings, Inc., a Delaware corporation ("Company"), pursuant to that certain Agreement and Plan of Merger (the "Agreement and Plan of Merger") between Company and HFI Acquisition Corporation, a Kentucky corporation ("HFI"), as Buyers, and Health Financial and Executive, as Sellers, as amended by that certain First Amendment to the Agreement and Plan of Merger dated May 31, 1997 by and between the Company and HFI, as Buyers, and Health Financial and Executive, as Sellers.


                                RECITALS

            The Board of Directors of Health Financial (the "Board"), has determined that it is in the best interests of Health Financial and its shareholder to reinforce and encourage the continued attention and dedication of the Executive to Health Financial as a member of Health Financial's management and to assure that Health Financial will have the continued dedication of the Executive. The Board desires to provide for the continued employment of the Executive on the terms hereof, and the Executive is willing to commit himself to continue to serve Health Financial. Additionally, the Board believes it is imperative to encourage the Executive's full attention and dedication to Health Financial currently and to provide the Executive with compensation and benefits arrangements upon the breach of this Agreement by Health Financial, which ensures that the compensation and benefits expectations of the Executive will be satisfied. Therefore, in order to accomplish these objectives, the Board has caused Health Financial to enter into this Agreement. Executive acknowledges that his assent to, and fulfillment of, the terms and conditions of this Agreement is an indispensable element of the consideration provided by Executive pursuant to the Agreement and Plan of Merger.

                        IT IS AGREED AS FOLLOWS:

SECTION 1:  DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

                  1.1(a) "BOARD" means the Board of Directors of Health Financial or the Company, as the case may be.

                  1.1(b) "CASH COMPENSATION" means the Executive's Annual Base Salary (as defined in Section 2.3(a)) plus the Incentive Bonus (as defined in
                              Section 2.3(b)) awarded to the Executive in any given year.

                  1.1(c)      "CODE" shall mean the Internal Revenue Code of
                             1986, as amended.

                  1.1(d) "COMPANY" shall mean Unified Holdings, Inc., a Delaware corporation and the sole shareholder of Health Financial.

                  1.1(e) "EMPLOYMENT PERIOD" means the period that begins on the Effective Date and ends on the earlier of: (i) the close of business on the date ending twenty-four (24) months after the Effective Date, provided that, commencing on the first anniversary of the Effective Date, and continuing at each anniversary date thereafter, this Agreement shall renew for an additional year such that
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                              the remaining term shall be twenty-four (24)
                              months unless written notice is provided to Executive at least ten (10) days and not more than thirty (30) days prior to any such anniversary date, that this Agreement shall not renew, in which event this Agreement shall expire at the end of twelve (12) months following such anniversary date; or (ii) the Date of Termination as defined in Section 3.6.

                  1.1(f)      "EFFECTIVE DATE" shall mean June 1, 1997.

                  1.1(g) "HEALTH FINANCIAL" means Health Financial, Inc., a Kentucky corporation.

                  1.1(h) "PERSON" means any "person" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

            1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

            1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

            1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Kentucky, without reference to its conflict of law principles.

SECTION 2:  TERMS AND CONDITIONS OF EMPLOYMENT.

            2.1 PERIOD OF EMPLOYMENT. Throughout the Employment Period, the Executive shall remain in the employ of Health Financial in accordance with the terms and provisions of this Agreement.

            2.2   POSITIONS AND DUTIES.

                  2.2(a)      Throughout the Employment Period, the Executive
            shall be the President and Chief Executive Officer of Health Financial. The Executive shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and may have such other powers and duties as may from time to time be prescribed by the Board. The
            Executive shall also manage the investment portfolios under the control of Health Financial in accordance with past practice, and shall endeavor to maintain the levels of investment performance previously achieved by Health
            Financial.

                  2.2(b)      Throughout the Employment Period (but excluding
            any periods of vacation and sick leave to which he is
            entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and
            affairs of Health Financial and shall use his reasonable
            best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i)
            serve on corporate, civic or charitable boards or
            committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments for the Executive's own account or those of family members, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of Health Financial in accordance with this Agreement.
                                    -2-
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            2.3   COMPENSATION.  The Executive's annual Compensation and
other benefits described in this Section 2.3, shall be provided by Health Financial.

                  2.3(a)      ANNUAL BASE SALARY.  For the first two-year
            period within the Employment Period, the Executive shall receive an annual base salary of $500,000, which shall be due and paid in equal or substantially equal monthly installments. Thereafter, during the Employment Period, the annual base salary payable to the Executive shall be reviewed thereafter at least annually beginning upon the second anniversary of the Effective Date and upon each anniversary date thereafter, but need not be adjusted upward as a result of such review and shall not be reduced. "Annual Base Salary" as used herein shall mean the annual base salary for a then current year.

                  2.3(b)      INCENTIVE BONUSES.  In addition to Annual Base
            Salary, the Executive shall be awarded an incentive bonus on a basis commensurate with those provided through any incentive compensation plan generally available to other peer executives of Health Financial.

                  2.3(c)      INCENTIVE, SAVINGS AND RETIREMENT PLANS.
            Throughout the Employment Period, the Executive shall be entitled to participate in, or receive cash benefits on a basis commensurate with, all incentive, savings and retirement plans generally available to other peer executives of Health Financial.

                  2.3(d)      WELFARE BENEFIT PLANS.  Throughout the
            Employment Period (and thereafter, subject to Section 4.1(c) hereof), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under, or receive cash benefits on a basis commensurate with, welfare benefit plans, practices, policies and programs provided by Health Financial (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of Health Financial.

                  2.3(e)      EXPENSES.  Throughout the Employment Period,
            the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures generally applicable to other peer executives of Health Financial.

                  2.3(f)      FRINGE BENEFITS.  Throughout the Employment
            Period, the Executive shall be entitled to such fringe benefits as generally are provided to other peer executives of Health Financial or shall receive cash benefits commensurate therewith.

                  2.3(g)      VACATION.  Throughout the Employment Period,
            the Executive shall be entitled to five (5) weeks paid vacation.

SECTION 3:  TERMINATION OF EMPLOYMENT.

                  3.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                  3.2 DISABILITY. If Health Financial determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 7.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with Health Financial shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of
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the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by Health Financial or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

            3.3 TERMINATION FOR CAUSE. Health Financial may terminate the Executive's employment during the Employment Period for "Cause," which shall mean termination based upon: (i) the Executive's willful and continued failure to perform substantially his duties with Health Financial (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him by the Chairman of the Board or the President or the Chairman of the Board of the Company, which specifically identifies the manner in which the Executive has not substantially performed his duties, (ii) the Executive's willful commission of misconduct which is materially injurious to Health Financial, monetarily or otherwise, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of Health Financial. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination (as defined in Section 3.5) from the Chairman of the Board or the President or the Chairman of the Board of Directors of the Company, (ii) he is given the opportunity, with counsel to be heard before the Board of Directors of the Company, and
(iii) the Board of Directors of the Company finds, in its good faith opinion, that the Executive was guilty of the conduct set forth in the Notice of Termination.

            3.4 GOOD REASON. The Executive may terminate his employment with Health Financial for "Good Reason," which shall mean termination based upon:

                  (i) the assignment to the Executive of any duties
            inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by
            Section 2.2 or any other action by Health Financial which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by Company or Health Financial promptly after receipt of notice thereof given by the Executive;

                  (ii) (a) the failure by Health Financial to provide
            benefits commensurate with any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled as specified in Section 2.3, (b) the taking of any action by Health Financial which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.3, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.3(f), or (c) the failure by Health Financial to provide the Executive with the number of paid vacation days to which the Executive is entitled as described in Section 2.3(g); or

                  (iii) a material breach by Health Financial of any provision of this Agreement.

            3.5 NOTICE OF TERMINATION. Any termination by Health Financial for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section 7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination
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date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or Health Financial to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or Health Financial hereunder or preclude the Executive or Health Financial from asserting such fact or circumstance in enforcing the Executive's or Health Financial's rights hereunder.

            3.6 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by Health Financial for Cause, or by the Executive for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, (iii) if the Executive's employment is terminated by Health Financial other than for Cause, death or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination, or (iv) if the Executive shall terminate employment with Health Financial for any reason other than for Good Reason, the Date of Termination shall be the date the Executive shall terminate his employment with Health Financial; provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

SECTION 4:  CERTAIN BENEFITS UPON TERMINATION.

            4.1 TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If during the Employment Period: (i) Health Financial shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with Health Financial for Good Reason, the Executive shall be entitled to the benefits provided below:

                  4.1(a)      "Accrued Obligations":  On the fifth (5th)
            business day following the Date of Termination, Health Financial shall pay to the Executive the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and (3) any accrued vacation pay; in each case to the extent not previously paid.

                  4.1(b)      "Annual Base Salary Continuation":  For the
            remainder of the initial twenty-four (24) month period occurring after the Date of Termination, if any, Health Financial shall pay to the Executive, the Executive's then-current Annual Base Salary as would have been paid to the Executive had the Executive remained in Health Financial's employ during such twenty-four (24) month period. Health Financial at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value as determined according to Code Section 280G(d)(4).

                  4.1(c)      "Annual Noncompete Payments":  After the later
            of the Date of Termination and the expiration of the twenty-four (24) month period described in Section 4.1(b), Health Financial shall pay to the Executive, on a monthly basis in arrears, $41,600 until the later of (i) the date five (5) years after the date hereof and (ii) the date three (3) years after the Date of Termination.

                  4.1(d)      "Other Benefits":  To the extent not previously
            paid or provided, Health Financial shall timely pay or provide to the Executive and/or the Executive's family any other
            amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of Health Financial as those provided
                                    -5-
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            generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of Health Financial and their families. Over the remainder of the Employment Period, the Executive shall also receive health insurance benefits as maintained by Health Financial for the benefit of its senior executive officers.

                  The Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

            4.2 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within five (5) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)), including death benefits pursuant to the terms of any plan, policy, or arrangement of Health Financial.

            4.3 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within five (5) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits (as defined in Section 4.1(d)) including disability benefits pursuant to the terms of any plan, policy or arrangement of Health Financial.

            4.4 TERMINATION FOR CAUSE; TERMINATION OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Accrued Obligations (as defined in Section 4.1(a)). If the Executive terminates employment with Health Financial during the Employment Period, (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations (as defined in Section 4.1(a)) and the timely payment or provision of Other Benefits (as defined in Section 4.1(d)). In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. If the Executive's employment shall terminate for the reasons stated in this Section, the provisions of Section 5 shall continue to apply.

            4.5 NON-EXCLUSIVITY OF RIGHTS. Except as provided in Sections 4.1(d) nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by Health Financial and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with Health Financial. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, Health Financial at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            4.6 FULL SETTLEMENT. Health Financial's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Health Financial may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 4.1(d), such amounts shall not be
                                    -6-
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reduced whether or not the Executive obtains other employment.  Health
Financial agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonable incur as a result of any contest (regardless of the outcome thereof) by Health Financial, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

            4.7 RESOLUTION OF DISPUTES. If there shall be any dispute between Health Financial and the Executive (i) in the event of any termination of the Executive's employment by Health Financial, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, Health Financial shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that Health Financial would be required to pay or provide pursuant to Section 4.1 as though such termination were by Health Financial without Cause or by the Executive with Good Reason; provided, however, that Health Financial shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

SECTION 5:  NON-COMPETITION.

            5.1   NON-COMPETE AGREEMENT.

                  5.1(a)      It is agreed that during the Employment Period
            and until the later of (i) the date five (5) years after the date hereof and (ii) the date three (3) years after the Date of Termination, the Executive shall not, without prior written approval of the Board of Directors of the Company, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with Health Financial.

                  5.1(b)      For purposes of Section 5.1, a business
            enterprise with which the Executive becomes associated as an officer, employee, agent, partner, or director shall be considered in substantial direct competition, if such entity competes with Health Financial in any business in which Health Financial is engaged and is within in Health Financial's market area (as defined herein) during the Employment Period and as of the Date of Termination. Health Financial's market area is defined for this purpose, as those states in which reside customers of Health Financial or the Company. In the event any court shall determine that such area where competition is prohibited or the time period during which competition is prohibited is overbroad, then the area or time where such competition is prohibited shall be reduced appropriately as the court may determine is necessary to make this Section 5 enforceable.

            5.2 NON-SOLICITATION OF EMPLOYEES. It is agreed that during the Employment Period and until the later of (i) the date five (5) years after the date hereof and (ii) the date three (3) years after the Date of Termination, Executive shall not, either directly or indirectly, approach or solicit any employee of the Company or any subsidiary or affiliate thereof, with a view towards enticing such employee to leave the employ of the Company or any subsidiary or affiliate thereof, as the case may be, to work for the Executive or any Person.

            5.3 NON-SOLICITATION OF CUSTOMERS. It is agreed that during the Employment Period and until the later of (i) the date five (5) years after the date hereof and (ii) the date three (3) years after the Date of Termination, Executive shall not, either directly or indirectly, approach or solicit any past or existing customers of the Company or any subsidiary or affiliate thereof, with a view towards diverting or attempting to divert from the Company or any subsidiary or affiliate thereof, as the case may be, any business that the Company or any subsidiary or affiliate thereof, as the case may be, has enjoyed, to the Executive or to any other Person who or which is competitive with the Company and/or its subsidiaries and/or its affiliates.

            5.4 CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of Health Financial all secret or confidential information, knowledge or data relating to Health Financial or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by Health Financial and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with Health Financial, the Executive shall not, without the prior written consent of Health Financial, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Health Financial and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            5.5 REASONABLENESS OF COVENANTS. The Executive acknowledges and agrees that the covenants and agreements contained in Sections 5.1 through 5.4 hereof are reasonable, and the Executive shall not raise any issue of their reasonableness in any proceeding to enforce such covenants and agreements.

SECTION 6:  SUCCESSORS.

            6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive, and without the prior written consent of Health Financial, amounts receivable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

SECTION 7:  MISCELLANEOUS.

            7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to Health Financial shall be directed to the attention of the President of Health Financial with a copy to the Secretary of Health Financial, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  Notice to Executive:
                  -------------------

                  Dr. Gregory W. Kasten
                  3320 Tates Creek Road
                  Lexington, Kentucky 40502

                  Notice to Health Financial:
                  --------------------------

                  Health Financial, Inc.
                  c/o Unified Holdings, Inc.
                  429 North Pennsylvania Street
                  Indianapolis, Indiana  46204
                  Attention:  President

            7.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            7.3 WITHHOLDING. Health Financial may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            7.4 WAIVER. The Executive's or Health Financial's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or Health Financial may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to
Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            7.5 REPLACEMENT OF PRIOR AGREEMENT. This Agreement supersedes and replaces any prior agreement between the Executive and Health Financial.


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                                    -9-

            IN WITNESS WHEREOF, the Executive and Health Financial, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                       /s/ Dr. Gregory W. Kasten
                                       ---------------------------------------
                                       Dr. Gregory W. Kasten (Executive)



                                       HEALTH FINANCIAL, INC.


                                       By /s/ Dr. Gregory W. Kasten
                                         -------------------------------------
                                         Name:  Dr. Gregory W. Kasten
                                         Title: President

                                    -10-